Exhibit 4.1

No. NY

Shares

APCO ARGENTINA INC.
INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS
Ordinary Shares of U.S. $0.01 par value each

THIS IS TO CERTIFY THAT

is the registered holder of

CUSIP 037489 10 1

shares in the above-named Company subject to the Memorandum and Articles of Association thereof. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Given under the facsimile signatures of its duly authorized officers.

Dated this day of           20

SECRETARY

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK
(NEW YORK)
TRANSFER AGENT
AND REGISTRAR,
BY
AUTHORIZED OFFICER

FOR VALUE RECEIVED, ______________hereby sell, assign and transfer unto

Shares of the issued Share Capital represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated:__________________, 20_____________

In Presence of

NOTICE: The signature to this assignment must correspond
with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any
change whatever.